Exhibit 99.1

News Release

Carvana Co. Announces Upsize and Pricing of Senior Notes Offering

PHOENIX – (BUSINESS WIRE) – March 25, 2021 – Carvana Co. (“Carvana”) (NYSE: CVNA), a leading e-commerce platform for buying and selling used cars, today announced it has upsized and priced the private placement of $600.0 million in aggregate principal amount of its 5.500% Senior Notes due 2027 (the “Notes”). The Company upsized its offering of the Notes by $100.0 million aggregate principal amount from the previously announced amount. The Notes will be issued under an indenture to be entered into upon the closing of the offering, which Carvana anticipates will take place on or about March 29, 2021, subject to customary closing conditions. Carvana intends to use the net proceeds from the offering for general corporate purposes.

The Notes will bear interest at a rate of 5.500% per year, payable semi-annually on April 15 and October 15 of each year, beginning on October 15, 2021. The Notes will mature on April 15, 2027, unless earlier redeemed or repurchased.

The Notes, which generally will be guaranteed on a senior unsecured basis by Carvana’s existing domestic subsidiaries, are being offered only to persons reasonably believed to be “qualified institutional buyers” in reliance on the exemption from registration pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes and the related guarantees have not been and will not be registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

This press release is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. Offers of the Notes are being made only by means of a private offering memorandum.

About Carvana Co.

Founded in 2012 and based in Phoenix, Carvana’s (NYSE: CVNA) mission is to change the way people buy cars. By removing the traditional dealership infrastructure and replacing it with technology and exceptional customer service, Carvana offers consumers an intuitive and convenient online car buying and financing platform. Carvana.com enables consumers to quickly and easily shop tens of thousands of vehicles, finance, trade-in or sell their current vehicle to Carvana, sign contracts, and schedule as-soon-as-next-day delivery or pickup at one of Carvana’s patented, automated Car Vending Machines.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Carvana’s current intentions, expectations or beliefs regarding the Notes offering and the anticipated use of the net proceeds therefrom. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,”

“would,” “will,” the negatives thereof and other words and terms of similar meaning. Forward-looking statements include all statements that are not historical facts. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. Carvana does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

Contact:

Investor Relations:

Mike Levin

investors@carvana.com

or

Media Contact:

Amy O’Hara

press@carvana.com